Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CarrAmerica Realty Corporation, the general partner of CarrAmerica Realty Operating Partnership, L.P. (the “Operating Partnership”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-K of the Operating Partnership for the year ended December 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

/s/ Thomas A. Carr
Thomas A. Carr
Chief Executive Officer (of CarrAmerica Realty Corporation,
the General Partner of CarrAmerica Realty Operating Partnership, L.P.)
February 25, 2005

/s/ Stephen E. Riffee
Stephen E. Riffee
Chief Financial Officer (of CarrAmerica Realty Corporation,
the General Partner of CarrAmerica Realty Operating Partnership, L.P.)
February 25, 2005